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                                                                    Exhibit 99.1

                      [LETTERHEAD OF SALOMON SMITH BARNEY]




The Board of Directors
Capstone Capital Corporation
1000 Urban Center Drive
Birmingham, Alabama 35242


Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Capstone Capital Corporation ("Capstone") as Annex B to the Joint Proxy Statement-Prospectus of Capstone and Healthcare Realty Trust Incorporated ("Healthcare Realty") relating to the proposed merger transaction involving Capstone and Healthcare Realty. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                              SMITH BARNEY INC.
                              SALOMON BROTHERS INC



                              By: /s/ Smith Barney Inc.
                                 ------------------------------
                                        SMITH BARNEY INC.



July 24, 1998